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                                                                    EXHIBIT 21.1

WHX CORPORATION SUBSIDIARIES

WHX ENTERTAINMENT CORPORATION

WHEELING-PITTSBURGH CAPITAL CORPORATION

WPC LAND CORPORATION

WHEELING-PITTSBURGH CORPORATION

WHEELING-PITTSBURGH STEEL CORPORATION

WHEELING CONSTRUCTION PRODUCTS, INC.

PITTSBURGH-CANFIELD CORPORATION

WHEELING-EMPIRE COMPANY

WP STEEL VENTURE CORPORATION

CONSUMERS MINING COMPANY

WHEELING-PITTSBURGH FUNDING, INC.

MINGO OXYGEN COMPANY

W-P COAL COMPANY

UNIMAST INCORPORATED